Exhibit 10.49

ACTION BY UNANIMOUS WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS OF
VERTIS HOLDINGS, INC.

WHEREAS, the undersigned, being all of the members of the Board of Directors (the “Board”) of Vertis Holdings, Inc., a Delaware corporation (the “Corporation”), hereby consent to the adoption of the following resolutions in lieu of a meeting of the Board, and approve and adopt such resolutions with the same force and effect as if they had been approved and adopted at a duly convened meeting of the Board of the Corporation and direct that this written consent of the Board (the “Consent”) be filed with the minutes of the proceedings of the Board:

RESOLVED, that effective as of June 30, 2000, the Big Flower Holdings, Inc. 1999 Equity Award Plan will be changed to be the “Vertis Holdings, Inc. 1999 Equity Award Plan” (the “Award Plan”); and further

RESOLVED, that all definitions, terms and conditions of the Award Plan shall continue in full force and effect, without change or revision; and further

RESOLVED, that this consent may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same consent.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors, have hereunto executed this consent this 25th day of November, 2002.

/s/ Donald E. Roland
Donald E. Roland

/s/ Anthony J. DiNovi
Anthony J. DiNovi

/s/ Thomas H. Lee
Thomas H. Lee

/s/ Soren L. Oberg
Soren L. Oberg

/s/ Scott M. Sperling
Scott M. Sperling

/s/ Roger C. Altman
Roger C. Altman

/s/ Austin M. Beutner
Austin M. Beutner